UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2011

CRC HEALTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-135172	73-1650429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600, Cupertino, California		95014
(Address of Principal Executive Offices)		(Zip code)

(877) 272-8668

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On August 16, 2011, CRC Health Corporation (the “Company”) announced that it was conducting a review of inconsistencies in the accounts at one of its recovery residential treatment facilities (the “Facility”). In 2009 and 2010, such Facility accounted for approximately 2.9% and 3.2%, respectively, of the Company’s total revenue. On October 4, 2011, the Board of Directors of the Company (the “Board”), in consultation with the Audit Committee of the Board (the “Audit Committee”) and management, concluded that its previously issued consolidated financial statements for the years ended December 31, 2008, 2009 and 2010, along with the accompanying independent auditors’ reports and its previously issued condensed consolidated financial statements for the fiscal quarter ended March 31, 2011should not be relied upon because of errors identified in such consolidated financial statements.

Management initially identified certain errors upon initiating an internal investigation after noting inconsistencies in accounting for certain transactions at the Facility. Following a briefing by management on the issues, the Audit Committee hired independent counsel to conduct a review of accounting transactions at the Facility. The investigation is complete and the Audit Committee identified issues related to misconduct by a former employee of the Facility as well as errors in accounting for revenue, accounts receivable, bad debt expenses and general expenses. The investigation did not identify any instances in which patients or third party payors were incorrectly billed for services. As a result of these errors, the Company will restate its previously issued consolidated financial statements for the years ended December 31, 2008, December 31, 2009 and December 31, 2010, including the quarterly data for the years 2009 and 2010, and for the fiscal quarter ended March 31, 2011. The restated financial statements will also include adjustments to record, in the proper period, other previously identified errors of prior years’ financial statements that had been previously considered immaterial. Accordingly, the Company’s previously released financial statements for these periods and any earnings releases or other communications relating to these periods should no longer be relied upon.

The Company is working diligently to complete the restatement of its financial statements. The Company expects to amend its annual report on Form 10-K for the fiscal year ended December 31, 2010 and its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011 to reflect the restated financial statements, and to file its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2011, on or before October 17, 2011. The Company expects that the restated financial statements will still meet all debt covenants.

The Audit Committee and management have discussed the matters disclosed in this current report on Form 8-K with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Company has also self-reported information concerning its review to the Securities and Exchange Commission (the “SEC”).

Management is currently reevaluating the effectiveness of its internal controls over financial reporting related to facilities with manual accounting processes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC HEALTH CORPORATION
DATE: October 11, 2011

	By:	/s/ PAMELA B. BURKE
	Name:	Pamela B. Burke
	Title:	Vice President, General Counsel and Secretary